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                                                                   EXHIBIT 3.1

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 FOILMARK, INC.

ORIGINAL CERTIFICATE FILED UNDER THE NAME OF KENSOL/FOILMARK, INC. WITH THE SECRETARY OF STATE ON DECEMBER 31, 1991. FIRST RESTATED CERTIFICATE FILED UNDER THE NAME OF KENSOL/FOILMARK, INC. WITH THE SECRETARY OF STATE ON OCTOBER 15, 1993.

    Foilmark, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that this Restated Certificate of Incorporation was duly adopted by the stockholders in accordance with the provisions of Sections 242 and 245 of Title VIII of the Delaware Code.

    This Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation to read as herein set forth in full:

    FIRST: The name of the corporation (herein after "Corporation") is

                                 Foilmark, Inc.

    SECOND: The address of its registered office in the State of Delaware is:
1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

    THIRD: The purposes of the Corporation are:

    (a) To engage in a business for holding the shares of corporations manufacturing and selling materials and machines for the hot stamping industry, and to carry on all acts or activities incidental and related thereto.

    (b) To conduct research and development for the hot stamping industry.

    (c) To engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

    FOURTH: The aggregate number of shares which the Corporation is authorized to issue is 10,500,000 shares: 10,000,000 shares of which are Common Stock, with a par value of one cent ($.01) per share, and 500,000 shares of which are Preferred Stock, with a par value of one cent ($.01) per share.

    FIFTH:  The express terms of the Preferred Stock are as follows:

1. DESIGNATION: All shares of the Preferred Stock of any particular series shall be identical with each other in all respects, except as to the date from which dividends thereon shall be cumulative. All shares of Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all other respects, except as herein provided. Preferred Stock shall be issued in series, running "A" to "Z", with such distinctive serial designation as shall be stated by resolution of the Board of Directors who shall have full discretion in respect to Preferred Stock then unissued or in the treasury of the Corporation by adopting an amendment to the Certificate of Incorporation designating the following terms and conditions:

    (a) to fix or change the number of shares constituting the particular series;

    (b) to fix or change the rate or amount per annum at which the holders of the shares of the particular series shall be entitled to receive dividends, the dates on which such dividends shall be payable and the date or dates from which such dividends shall be cumulative;

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    (c) to fix or change the amount or amounts per share for the particular series payable to the holders thereof, in case of dissolution, liquidation, or winding up of the corporation;

    (d) to fix or change the redemption rights and price or prices per share for the particular series;

    (e) to fix or change the sinking fund requirements, if any, for the particular series, which may require the Corporation to set aside or provide a sinking fund out of earnings or otherwise for the purchase or redemption of the shares of such series;

    (f) to determine whether or not the shares of the particular series shall be made convertible into other shares of the Corporation, to set the conversion price or prices, or the rates of exchange at which such conversion may be made, and the terms and conditions upon which any such conversion rights may be exercised;

    (g) to determine whether or not there shall be restrictions on the issuance of shares of the particular series or of any other class or series; and

    (h) to include additional shares of Preferred Stock which the Corporation is authorized to issue in the particular series.

2. DIVIDEND RIGHTS. (a) The holders of Preferred Stock at the time outstanding shall be entitled to receive, out of any funds legally available for the payment of dividends, if, when and as declared by the Board of Directors, cash dividends, preferential as set forth in the next succeeding paragraph of this Subdivision 2, at the rate or amount per annum and payable on the dates fixed for the particular series by the Board of Directors.

    (b) Such dividends shall be cumulative, in the case of all shares of a particular series, from the date or dates fixed by the Board of Directors. No dividend or other distribution (other than a dividend payable in Common Shares of the Corporation) shall be declared, paid, or made on the Common Shares of the Corporation, and none of the common Shares shall be purchased or otherwise acquired for consideration by the corporation, until the full cumulative dividends on all the outstanding shares of all series of the Preferred Stock up to the end of the current dividend period shall have been declared and paid or shall have been declared and a sum sufficient for payment thereof by the Board of Directors. Accrued dividends on the Preferred Stock shall bear no interest.

    (c) If the amount declared by the Board of Directors to be paid as dividends on all outstanding shares of the Preferred Stock shall be insufficient to pay the full dividends, including accumulations, on all outstanding shares of all series, such amount shall be paid on the shares of each series only in the ratio which the full dividend, including accumulations, on all outstanding shares of all series would bear to the full dividend, including accumulations, on all outstanding shares of all series.

    (d) The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this Subdivision 2.

3. LIQUIDATION RIGHTS. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, then before any distribution shall be made to the holders of Common Shares of the Corporation, the holders of shares of each particular series of Preferred Stock outstanding shall be entitled to receive such amount as shall have been fixed by the Board of Directors, plus an amount in the case of each such share equal to all accrued and unpaid dividends thereon up to the date of payment of the final amount due thereon. Such amounts shall be payable without interest. After such payment to the holders of Preferred Stock, the remaining assets of the Corporation shall be divided and distributed among the holders of Common Shares then outstanding according to their respective interests. If the amount available for payment to the holders of outstanding shares of Preferred Stock upon any liquidation, dissolution or winding up of the

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    Corporation shall be insufficient to pay the amounts theretofore specified in this Subdivision 3 to the holders of all outstanding shares of Preferred Stock, the amount shall be distributed on the outstanding shares of each particular series in the ratio which the maximum amount payable on the outstanding shares of such particular series bears to the maximum amount payable on the outstanding shares of all series. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the merger of any corporation or corporations into the Corporation, nor a reorganization of the Corporation, or the sale or transfer by the Corporation of all or any part of its assets, shall be regarded as a liquidation, dissolution, or winding up of the Corporation within the meaning of this Subdivision 3.

4. REDEMPTION RIGHTS. (a) The Corporation, at the option of the Board of Directors, may redeem the whole or any part of the shares of Preferred Stock at the time outstanding or the whole or part of any particular series thereof, at any time and from time to time, by paying, in the case of the Preferred Stock of each particular series, such redemption price therefore as shall have been fixed by the Board of Directors plus an amount in the case of each share so to be redeemed, equal to all accrued and unpaid dividends thereon up to the date of redemption.

    (b) If at any time less than all of the outstanding shares of Preferred Stock shall be called for redemption, the Board of Directors may select the particular series to be redeemed and if less than all of the outstanding shares of a particular series are to be called for redemption, the shares so to be redeemed shall be selected by lot or pro rata.

    (c) Notice of every such redemption shall be given by the Corporation by mailing a copy of such notice at least 30 days prior to the date fixed for such redemption to each of the holders of record of the shares of Preferred Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. From and after the date fixed in such notice as the date of redemption (unless default shall be made by the Corporation in providing moneys for payment of the redemption price), all dividends on the shares of Preferred Stock thereby called for redemption shall cease to accrue, and all rights of the holders as shareholders of the Corporation (except the right to receive payment of said redemption price and accrued and unpaid dividends to the date of redemption) shall cease to determine; or if the date shall be the date (which date shall be the date of redemption or prior thereto) on which the Corporation shall deposit with a bank or trust company doing business in the State of Delaware, as Paying Agent, moneys sufficient in the amount to pay at the office of such Paying Agent, on the date of redemption of the redemption price, together with accrued and unpaid dividends to the date of redemption of such Paying Agent and the intention of the Corporation to deposit said moneys is made known on or before the date of redemption with such Paying Agent, all dividends on the shares of Preferred Stock so called for redemption shall cease to accrue and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from said Paying Agent said redemption price and accrued and unpaid dividends to the date of redemption, and the right, if any, to convert shares thereof into Common Shares of the Corporation) shall thereupon cease to determine, and by the deposit of said moneys with said Paying Agent the shares of Preferred Stock so called for redemption shall be redeemed. Any moneys so deposited with said Paying Agent which shall remain unclaimed by the holders of the shares of Preferred Stock so called for redemption shall be paid by said Paying Agent to the Corporation, and thereafter the holders of the shares of Preferred Stock so called for redemption shall look only to the Corporation for payment.

    (d) So long as all cumulative dividends on the shares of Preferred Stock of all series at the time outstanding are paid or declared and set apart for payment for all past dividend period, the Corporation shall have the right at any time or from time to time, to purchase all or any part of the shares of Preferred Stock of any series, either at public or private sale, at a price not in excess of the current redemption price per share, plus accrued dividends and plus an amount equal to usual and customary brokerage commissions payable in connection with the purchase thereof.

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5.  VOTING RIGHTS: The holders of the Preferred Stock shall, subject to the provision of the Regulations of the Corporation and the statutes of Delaware relating to the fixing of a record date, be entitled to one vote for each share of Preferred Stock held by them, respectively, for the election of directors and for all other purposes, but shall not be entitled to any other, or special, or restrictive voting rights of any kind whatsoever, except only as and when and to the extend required by statute, and in the case of Preferred Stock of each particular series, as and when and to the extent as shall have been fixed by the Board of Directors.

6. No holder of Preferred Stock shall be entitled, as such holder or as a matter of right, to subscribe for a purchase any part of any new or additional issue of stock of any class or series, and whether issued for cash, property, services, or otherwise.

7. Subject to an in accordance with the provisions of this Fifth Article, there is hereby created the following series of Preferred Shares: (To be inserted, when authorized, by Resolution of the Board of Directors)

    SIXTH: No stockholder shall have any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock.

    SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend and repeal the By-laws, including: fixing the size of the Board of Directors, filing vacancies on the Board, designating when special meetings of the stockholders may be called, and eliminating the rights of stockholders to act by less than unanimous consent in lieu of a meeting.

    EIGHTH: The vote of 80% of the outstanding shares shall be necessary to approve the terms of a merger or consolidation of the Corporation into a substantial shareholder or its affiliates of associates as defined in the federal securities law; for the sale or other disposition of all, or substantially all, of the Corporation's assets; for amendment of Articles Seventh, Eighth or Ninth of the Certificate of Incorporation; for the issuance or transfer of shares of common or preferred stock to a substantial shareholder, except the issuance of employee stock options and grants in accordance with a plan qualified under the Internal Revenue Code of 1986 or as amended; and for the voluntary dissolution of the Corporation. A substantial shareholder is any person or entity which, as of the record date for the determination of stockholders entitled to vote on any of the aforesaid transactions, is the beneficial owner of 10% or more of the outstanding shares of the Company entitled to vote, including any shares to which the shareholder has the right to acquire pursuant to any agreement, or upon the conversion or similar rights as well as shares owned by an "affiliate" or "associate" as defined under the federal securities laws.

    NINTH: The election of directors shall be by cumulative voting such that each shareholder of record shall be eligible to cast a number of votes equal to the number of shares held by the shareholder multiplied by the number of directors to be elected.

    TENTH: The directors and officers shall have limited liability and rights of indemnification to the full extend permitted by the General Corporation Law of the State of Delaware, as it exists on the date hereof or may hereafter be amended, and any other applicable law. The Corporation shall indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlements actually and reasonable incurred in connection with such actions. The Board of Directors is hereby empowered to contract in advance to indemnify such persons.

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    Executed this 18th day of December, 1998, in the name of the Corporation by its President and its Assistant Secretary, who declare under the penalty of perjury that the facts stated therein are true and that this instrument is the act and deed of the Corporation.

                                FOILMARK, INC.

                                /s/ FRANK J. OLSEN, JR.
                                ---------------------------------------------
                                Frank J. Olsen, Jr., President

ATTEST:

/s/ PHILIP LEIBEL
------------------------------
Philip Leibel, Assistant
Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 FOILMARK, INC.


         Foilmark, Inc. ("Foilmark") a corporation organized under and by virtue of the General Corporation Law of the State of Delaware, as amended,

         DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of Foilmark as of April 21, 1999, by unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendments to the Second Amended and Restated Certificate of Incorporation of Foilmark:

RESOLVED:         That Foilmark's Second Amended and Restated Certificate of
                  Incorporation be amended by the filing of the Certificate of Amendment pursuant to which Article four shall be amended to increase the authorized shares of Foilmark common stock from 10,000,000 to 15,000,000 with a par value of $.01.


         SECOND: That at the Special Meeting of the Stockholders of Foilmark held on April 21, 1999, the holders for the requisite amount of common stock of Foilmark voted in favor of the amendments in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware, as amended.

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         THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware, as amended.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Foilmark, under penalties of perjury, this 21st day of April, 1999.



                                           /s/
                                           -----------------------------
                                           Philip Leibel, Vice President
                                           Finance and Chief Financial Officer